Exhibit No.	Page No.	Description
10	Attached	Share Purchase Agreement dated December 16, 2004 between the Company and Eastway Global Investment Limited, Fujian Yuxin Equipment Co., Ltd., Hendrik Tjandra and David Tjahjadi.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: December 16, 2004

STARSOFT, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-50546 (Commission File Number)	86-0914052 (IRS Employer Identification Number)

Anthony Lee, President and Chief Executive Officer
3665 Ruffian Road, Suite 225, San Diego, California 92123
(Address of principal executive offices)

(778) 889-8014
(Registrant's telephone number, including area code)

6055 Nelson Avenue, Unit 2103, Burnaby, British Columbia, Canada V5H 4L4
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On December 16, 2004, Starsoft ("Company") concluded a Share Purchase Agreement ("Agreement") with Eastway Global Investment Limited ("Eastway"), Fujian Yuxin Equipment Co., Ltd. ("Yuxin"), Hendrik Tjandra and David Tjahjadi in connection with the Company's acquisition of Eastway and its wholly owned subsidiary Yuxin, an equipment manufacturer located in Fujian, China.

Yuxin is primarily engaged in the manufacture and sale of atmospheric water purifying and drinking machines. Yuxin also manufactures and sells electronic voltage stabilizers, audio equipment and related components, air conditioners (exclusive of compressors), and other home appliances, water meters, valves, energy saving bulbs and other lighting equipment.

Under the Agreement the Company must pay to Hendrik Tjandra, the sole shareholder of Eastway, an aggregate of $3,500,000 over staggered dates to be satisfied in full by August 31, 2005 and 12,720,000 common shares of the Company's stock with an earn out bonus to be paid in additional shares of the Company's common stock, in equal parts, to Hendrik Tjandra and David Tjahjadi within 30 days of the Company's first publication of audited gross revenues in excess of $15,000,000 , the payment of which will cause Hendrik Tjandra and David Tjahjadi to hold, on the date of issuance, an aggregate number of shares equal to 51% of the Company's issued and outstanding common stock. The Company paid $300,000 against the cash purchase price of $3,500,000 at closing and authorized the issuance of 12,720,000 common shares to Mr. Tjandra.

The Company intends to change its name to "Hendrx Corporation." to reflect its new business focus as soon as is practicable pursuant to State of Nevada statutes and the Securities and Exchange Commission's rules and regulations.

ITEM 3.02 Unregistered Sales of Equity Securities

On December 16, 2004 the board of directors of the Company authorized the issuance of 12,720,000 shares of restricted common stock to Hendrik Tjandra pursuant to the terms of the Agreement whereby the Company acquired Eastway and its wholly owned subsidiary Yuxin. The Company relied on exemptions provided by Section 4(2) and Regulation S of the Securities Act of 1933, as amended ("Securities Act").

The Company made this offering based on the following factors: (1) the issuance was an isolated private transaction by the Company which did not involve a public offering; (2) there was only one offeree who was issued the Company's stock pursuant to the Agreement as part consideration for the acquisition of Eastway and Fujian; (3) the offeree stated an intention not to resell the stock; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations that lead to the issuance of the stock took place directly between the offeree and the Company.

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the "issuer safe harbor"), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the "resale safe harbor"). An offer, sale or resale of securities that satisfied all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S. The distribution compliance period for shares sold in reliance on Regulation S is one year. The Company complied with the requirements of Regulation S by having no directed selling efforts made in the United States, by selling only to a purchaser who were outside the United States at the time the subscription originated, and ensuring that the subscriber is a non-U.S. person with an address in a foreign country.

ITEM 5.01 Change In Control Of Registrant

On December 16, 2004, the Company entered into the Agreement with Hendrik Tjandra, whereby the Company agreed to issue to Mr. Tjandra 12,720,000 shares of the Company's common stock whereby the Company acquired Eastway and its wholly owned subsidiary Yuxin. The authorized share issuance to Mr. Tjandra effectively constitutes a change in control of the Company with Mr. Tjandra alone exercising voting control over 12,720,000 common shares or 40% of the Company's issued and outstanding common stock as of December 16, 2004.

Further, pursuant to the terms of the Agreement, Mr. Tjandra was appointed to the Company's board of directors. The Company is not aware of any other arrangements or understandings with Mr. Tjandra with respect to the election of directors or other matters pertaining to the Company.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 16, 2004, the Company, pursuant to the terms of the Agreement appointed Hendrik Tjandra as a new member of the board of directors to serve until the Company's next Annual Meeting of Stockholders.

Mr. Tjandra graduated from China's Fujian Normal University with a degree in physics. Mr. Tjandra's experience includes acting as a deputy general manager of Alim Steel, an Indonesian steel producer from 1983 until 1990 and as the general manager of PT AECO, an Indonesian electronic's manufacturer from 1990 until 1993. Subsequently, Mr. Tjandra returned to Fujian, China and established Fujian Tian Yu Steel, now a significant regional steel producer and Fujian which has developed many electronic products including DVD players, cell phone batteries, televisions, air conditioner, atmospheric water purifiers and drinking machines. Mr. Tjandra will remain involved with Fujian as an officer and director.

The appointment of Mr. Tjandra to the Company's board of directors was not based on any prior understanding or arrangement except that Agreement detailed herein. The Company has not entered into any other related transactions with Mr. Tjandra except that Agreement detailed herein and has not at this time determined whether Mr. Tjandra will serve on any standing committee.

Item 8.01 Other Events

On December 16, 2004, Marvin Wosk, a former director of the Company returned 12,720,000 common shares to the Company's transfer agent for cancellation and return to the Company's authorized share capital. The cancellation of Mr. Wosk's shares was a condition of Mr. Tjandra's assent to enter into the Agreement with the Company for the acquisition of Eastway and its wholly owned subsidiary Yuxin.

Item 9.01 Financial Statements and Exhibits

Pro forma financial statements will be filed by amendment to this Form 8K within the time permitted by the rule.

The following exhibit is included:

Starsoft, Inc.

Signature	**Date**
By: /s/ Anthony Lee Name: Anthony Lee Title: President and Chief Executive Officer	December 18, 2004